UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2010

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA		19139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 :  Other Events

Kirkbride Realty Corporation, a wholly owned subsidiary, of CoreCare Systems, Inc. received notice that its first mortgage holder had assigned its mortgage.  On December 22, 2010, Kennedy Funding, Inc. and Brookline Financing LLC notified the Company that effective January 1, 2011 its mortgage had been assigned to an affiliate of BNP Paribas.

On September 21, 2007 Kennedy Funding Inc provided $15,100,000 in financing bearing interest at 12% in year one and 18% in both years two and three to Kirkbride Realty Corporation secured by a first priority mortgage lien on the Kirkbride Center Campus.  The mortgage loan was scheduled to mature in September 2010.  After the loan’s scheduled maturity the Company has been paying interest at 7% per annum.  Kirkbride Center, a behavioral health care provider, and major tenant of the Campus, provided a guaranty.  Other guarantors included the parent company, CoreCare Systems, Inc. and Thomas T. Fleming (deceased) who was Chairman and CEO at the time.

Management is optimistic that its refinancing efforts will be successful given the improving conditions in the capital markets and the market absorption of the Hospital’s recent bed expansion.  The Corporate Office of CoreCare Systems, Inc is located at the Kirkbride Center Campus, 111 North 49th Street, Philadelphia, Pa.  19139.  The Corporate Office can be reached at 215-471-2358.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.                      Press Release dated April 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

	By:	___________________________
Rose S. DiOttavio,
Date: December 22, 2010		President & CEO